EXHIBIT 99.4
                                 ------------

           Computational Materials prepared by Goldman, Sachs & Co.
               in connection with GSAA Home Equity Trust 2005-7,
                   Asset-Backed Certificates, Series 2005-7



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GSAA 2005-7 -- Pricing Benchmarks (EXTERNAL)

Swaps    Rates
3yr     3.910%
4yr     3.969%
5yr     4.027%
6yr     4.085%
7yr     4.138%
8yr     4.195%

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This material has been prepared specifically for you and contains indicative terms only. All material contained herein, including proposed terms and conditions are for discussion purposes only. Finalized terms and conditions
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